UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

CASTLE BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices)

(646) 356-0200
(Registrant's telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On October 12, 2006, Castle Brands Inc. (the ‘‘Company’’) acquired all of the outstanding capital stock of McLain & Kyne, Ltd. (‘‘McLain & Kyne’’), pursuant to a Stock Purchase Agreement among Chester F. Zoeller III, Brittany Lynn Zoeller Carlson, Beth Allison Zoeller Willis (collectively, the ‘‘Sellers’’) and the Company (the ‘‘Agreement’’). McLain & Kyne is a Louisville, Kentucky based developer and marketer of three premium small batch bourbons: Jefferson’s, Jefferson’s Reserve and Sam Houston. As consideration for the acquisition, the Company has paid $1,294,800 in cash to the Sellers and will issue to the Sellers 100,000 shares of its common stock. The Company will also pay an earn-out to the Sellers based on the financial performance of the acquired business. The aggregate amount of such earn-out payments, which shall not exceed $4,000,000, will be determined by a calculation based on the gross margin (as defined in the Agreement) recognized by the Company from the sales of McLain & Kyne’s bourbons through March 31, 2011.

The Agreement also provides for, among other things, representations, warranties, indemnities and ‘‘piggyback’’ registration rights to the Sellers.

The terms of the acquisition of McLain & Kyne are set forth in the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the terms of the acquisition does not constitute a complete summary and is qualified in its entirety by reference to such exhibit.

Item 9.01    Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated October 12, 2006, among Chester F. Zoeller III, Brittany Lynn Zoeller Carlson and Beth Allison Zoeller Willis and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006
CASTLE BRANDS INC.
	By:	/s/ Mark Andrews
Name: Mark Andrews Title: CEO and Chairman

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated October 12, 2006, among Chester F. Zoeller III, Brittany Lynn Zoeller Carlson and Beth Allison Zoeller Willis and the Company.